Exhibit 99.1

           DRESSER-RAND GROUP INC. NAMES TWO NEW INDEPENDENT DIRECTORS

    HOUSTON, Dec. 9 /PRNewswire-FirstCall/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC), a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries, today named Louis A. Raspino and Philip R. Roth as new independent members of its Board of Directors, effective December 9, 2005. Their appointments bring the number of directors on the Company's Board to eight. Mr. Roth and Mr. Raspino have been appointed to the audit committee of the Board. Kenneth W. Moore has stepped down from the audit committee but will continue to serve as a director. The audit committee will now have a majority of independent directors.

    "We are pleased to add these two outstanding business executives who have exceptional professional backgrounds to our Board," said Vincent R. Volpe, Jr., President and Chief Executive Officer of Dresser Rand. "Louis and Phil both bring significant business and financial acumen, global experience and industry expertise to our company."

    Mr. Raspino is President and Chief Executive Officer of Pride International Inc. (NYSE: PDE), a leading provider of onshore and offshore contract drilling and related services to oil and gas companies, as well as to independent producers. The company operates a fleet of nearly 300 rigs operating in oil and gas basins worldwide. Prior to joining Pride in 2003, he was Senior Vice President and Chief Financial Officer of Grant Prideco, Inc. Previously, he was also Vice President of Finance for Halliburton Company, Senior Vice President and Chief Financial Officer of The Louisiana Land & Exploration Company and began his career with Ernst & Young. A graduate of Louisiana State University in New Orleans, Mr. Raspino has a Masters of Business Administration from Loyola University.

    Mr. Roth was formerly Vice President, Finance and Chief Financial Officer of Gardner Denver, Inc. (NYSE: GDI), a position he held from 1996 to 2004 with this global manufacturer of heavy industrial equipment, including blowers, compressors, pumps and other fluid transfer products for industrial and petroleum applications. Prior to joining Gardner Denver, Mr. Roth was employed by Emerson Electric Co. for 15 years. He held positions in accounting, treasury and investor relations at the corporate office; and strategic planning and acquisitions as a Chief Financial Officer at the division level. Mr. Roth, a Certified Public Accountant, began his career with PriceWaterhouse. He received his B.S. degree in accounting and business administration from the University of Missouri and a M.B.A. from the Olin School of Business at Washington University.

    Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, Germany, Norway, India, and Brazil, and maintains a network of 24 service and support centers covering 105 countries.

    This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in the forward-looking statements, and actual results may differ materially from those expressed or implied. For a discussion of the factors that could cause actual results to differ, please see the disclosure under the heading "Risk Factors" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 14, 2005.

    For information about Dresser-Rand, go to our website at http://www.dresser-rand.com.

SOURCE  Dresser-Rand Group Inc.
    -0-                             12/09/2005
    /CONTACT: Blaise Derrico, Director Investor Relations of Dresser-Rand Group Inc., +1-716-375-3152/
    /Web site:  http://www.dresser-rand.com /
    (DRC PDE GDI)